Exhibit 5.1

Stradley Ronon Stevens & Young, LLP 2005 Market Street Suite 2600 Philadelphia, PA 19103 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

May 21, 2024

Meridian Corporation

9 Old Lincoln Highway

Malvern, Pennsylvania 19355

Re:	Registration Statement on Form S-3 of Meridian Corporation

Ladies and Gentlemen:

We have acted as counsel to and for Meridian Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3, initially filed on May 21, 2024 (the "Registration Statement"), relating to the issuance from time to time of up to $50,000,000 in aggregate offering price of the Company's (i) shares of common stock, par value $1.00 per share ("Common Stock"), (ii) one or more series of preferred stock, having no par value or such par value as the board of directors of the Company may set ("Preferred Stock"), (iii) one or more series of debt securities of the Company ("Debt Securities"), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities ("Warrants"), (v) depositary shares, which may be evidenced by depositary receipts, representing fractional interests in shares of Common Stock or Preferred Stock ("Depositary Shares"), (vi) subscription rights that would allow holders of the Company’s securities to purchase additional Securities (as defined below) of the Company ("Subscription Rights"), which may be evidenced by oner or more agreements (“Subscription Agreements”) and (viii) units ("Units") comprising one or more of the Securities described in the preceding clauses (i) through (vi), in any combination. The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Subscription Rights and Units are each referred to herein as a “Security” and collectively referred to as the "Securities." The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement, including the prospectus included therein (the "Prospectus");

(ii)           the Company’s Amended Articles of Incorporation in effect on the date hereof;

(iii)          the Company’s Bylaws in effect on the date hereof;

(iv)          the form of Senior Indenture, included as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”);

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

Meridian Corporation
May 21, 2024

(v)           the form of Subordinated Indenture, included as Exhibit 4.4 to the Registration Statement the “Subordinated Indenture”);

(vi)          resolutions of the Company’s Board of Directors with respect to the filing of the Registration Statement; and

(vii)        such other records, documents, certificates and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania and the State of New York (to the extent New York law relates to the enforceability of the Senior Indenture, the Subordinated Indenture and Debt Securities that may be issued thereunder). We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any prospectus supplement, other than as expressly stated herein with respect to the issuance of the Securities.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications herein stated, we are of the opinion that:

1.            With respect to Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) relating to the Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the issuance and sale of the Common Stock have been duly authorized by the Company by all necessary corporate action, (iii) the issuance and sale of the Common Stock do not violate any applicable laws, are in conformity with the Company's then-operative articles of incorporation (the "Articles of Incorporation") and bylaws (the "Bylaws"), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) any certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof or such shares of Common Stock have been otherwise duly delivered to the purchasers thereof, in each case upon payment in full of the consideration therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise, exchange or conversion, as applicable, of any other Security in accordance with the terms of such other Security providing for such exercise, exchange or conversion, will be validly issued, fully paid and nonassessable.

Meridian Corporation
May 21, 2024

2.            With respect to Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) relating to the Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the issuance and sale of the Preferred Stock have been duly authorized by the Company by all necessary corporate action, including action by the Board of Directors to establish the terms of any particular series of Preferred Stock, (iii) the issuance and sale of the Preferred Stock do not violate any applicable laws, are in conformity with the Company's then-operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) any certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof or such shares of Preferred Stock have otherwise been duly delivered to the purchasers thereof, in each case upon payment in full of the consideration therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise, exchange or conversion, as applicable, of any other Security in accordance with the terms of such other Security providing for such exercise, exchange or conversion, will be validly issued, fully paid and nonassessable.

3.            With respect to Debt Securities offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) relating to the Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the applicable indenture (including any supplements thereto) related to the Debt Securities to be issued, including any supplements thereto, has been duly authorized by the Company by all necessary corporate action and delivered to and duly accepted by the trustee, (iii) the issuance and sale and the terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action, (iv) the trustee is in full compliance with the terms of the applicable indenture (including any supplements thereto) and the applicable indenture (including any supplements thereto) has been duly authorized, executed and delivered by, and is valid and binding upon, the trustee and enforceable against the trustee in accordance with its terms, (v) the terms of the applicable indenture have been established as described in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus, (vi) the terms of the Debt Securities and their issuance and sale have been established in conformity with the applicable indenture (including any supplements thereto), (vii) the terms of the applicable indenture (including any supplements thereto) and the terms of the Debt Securities do not violate any applicable laws, are in conformity with the Company's then-operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (viii) the Debt Securities have been duly authenticated by the indenture trustee and executed and delivered by the Company to the purchasers thereof upon payment in full of the consideration therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus and in accordance with such indenture and any supplements thereto, and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise, exchange or conversion, as applicable, of any other Security in accordance with the terms of such other Security providing for such exercise, exchange or conversion, will be valid and legally binding obligations of the Company.

Meridian Corporation
May 21, 2024

4.            With respect to Warrants offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) relating to the Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the applicable warrant agreement under which the Warrants are to be issued has been duly authorized by the Company by all necessary corporate action, duly authorized by any applicable warrant agent and duly delivered by the parties, (iii) the issuance and sale and the terms of the Warrants have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement and as described in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus, (v) the terms of the Warrants and their issuance and sale do not violate any applicable laws, are in conformity with the Company's then-operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the Warrants have been duly executed by the Company and authenticated, if applicable, by any applicable warrant agent pursuant to such warrant agreement, and delivered to the purchasers thereof upon payment in full of the consideration therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus and in accordance with such warrant agreement, and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

5.            With respect to Depositary Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) relating to the Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the applicable depositary agreement relating to the Depositary Shares has been duly authorized by the Company by all necessary corporate action, duly authorized by any bank or trust company designated by the Company as the depositary and duly delivered by the parties, (iii) the issuance and sale and the terms of the Depositary Shares have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the Depositary Shares and their issuance and sale have been duly established in conformity with the applicable depositary agreement and as described in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus, (v) the terms of the Depositary Shares and their issuance and sale do not violate any applicable laws, are in conformity with the Company's then-operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the depositary receipts, if any. evidencing the Depositary Shares have been duly executed and delivered by the Company to the purchasers thereof upon payment in full of the consideration therefor, then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise, exchange or conversion, as applicable, of any other Security in accordance with the terms of such other Security providing for such exercise, exchange or conversion, will be validly issued, fully paid and nonassessable and the depositary receipts, if any, evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

Meridian Corporation
May 21, 2024

6.            With respect to Subscription Rights offered under the Registration Statement provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) relating to the Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the issuance and sale and the terms of the Subscription Rights and the terms of the Subscription Agreement have been duly authorized by the Company by all necessary corporate action, (iii) the terms of the Subscription Rights and the underlying Securities relating thereto and their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), (iv) the terms of the Subscription Rights and the underlying Securities relating thereto and their issuance and sale do not violate any applicable laws, are in conformity with the Company's then-operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Subscription Rights have been duly executed and delivered by the Company to the purchasers thereof upon payment in full of the consideration therefor (if any such payment is so required), then the Subscription Rights, when issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus, as applicable, and in accordance with the Subscription Agreement and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

7.            With respect to Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and the Prospectus and any and all prospectus supplement(s) relating to the Prospectus required by applicable laws have been filed and delivered as required by such laws, (ii) the issuance and sale and the terms of the Units have been duly authorized by the Company by all necessary corporate action, (iii) the terms of the Units and the underlying Securities relating thereto and their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), (iv) the terms of the Units and the underlying Securities relating thereto and their issuance and sale do not violate any applicable laws, are in conformity with the Company's then-operative Articles of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (v) the Units have been duly executed and delivered by the Company to the purchasers thereof upon payment in full of the consideration therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the prospectus supplement(s) relating to the Prospectus, as applicable, and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Meridian Corporation
May 21, 2024

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and each prospectus supplement relating to the Prospectus and to any reference to our firm in the Registration Statement as legal counsel that has passed upon the legality of the securities offered thereby. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP